Exhibit 6.2

SHARE EXCHANGE AGREEMENT

This Exchange of Shares Agreement (the “Agreement”) is effective April 6, 2022,

BETWEEN:	Planet Resource Recovery, Inc. (the "First Party"), a company organized and existing under the laws of the State of Nevada, with its head office located at:

6321 Porter Road, Suite 7, Sarasota, FL 34240

AND:	Agile Vehicle Technologies Limited (the "Corporation"), a company organized and existing under the laws of the United Kingdom, with its head office located at:

Orchard Cottage, Main Street, Babcary, Somerton Somerset. UK TA11 7DZ. WHEREAS Planet Resource Recovery, Inc. is the beneficial owner and registered holder of Common Shares (the “Shares”);

WHEREAS the parties wish to exchange the Shares of Planet Resource Recovery, Inc. for amount of $100,000 with the Corporation;

NOW THEREFORE, the parties hereto agree as follows:

1.	EXCHANGE OF SHARES

1.1	Subject to the terms and conditions herein contained, the Corporation hereby purchases the Shares, said Shares in exchange for the amount of $100,000.00.

2.	FIRST PARTY’S REPRESENTATIONS AND WARRANTIES

2.1	Planet Resource Recovery, Inc. represents and warrants that:

2.1.1	Planet Resource Recovery, Inc. is the sole, true and absolute owner and registered holder of the Shares with good and marketable title thereto, free and clear of any pledge, security interest, lien, charge or encumbrances or option or other rights whatsoever;

2.1.2	Planet Resource Recovery, Inc. is incorporated under the laws of State of Nevada and is duly organized and validly existing thereunder;

2.1.4	Planet Resource Recovery, Inc. has taken all necessary or desirable actions, steps and corporate proceeding to approve or authorize, validly and effectively, the sale of the Shares contemplated herein.

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3.	SECOND PARTY’S REPRESENTATIONS AND WARRANTIES

3.1	The Corporation represents and warrants that:

3.1.1	The Corporation is registered in the United Kingdom for the purposes of taxation;

3.1.2	The 20,000,000 of Common Shares have been duly and validly allotted and issued and are outstanding as fully-paid and non-assessable shares in the share capital of the Corporation and will bear the restriction clause for 12 months;

3.1.3	The Corporation has taken all necessary or desirable actions, steps and corporate proceeding to approve or authorize, validly and effectively, the purchase of the Shares contemplated herein.

4.	MISCELLANEOUS

4.1	The preamble forms an integral part hereof;

4.2	Any notice to be given under this Agreement shall be in writing and delivered, faxed or mailed by prepaid registered mail addressed to the party to whom it is to be given at the address as shown hereinabove and such notice shall be deemed to have been given on the day of delivery, or on the day it is faxed or on the first business day after mailing as aforesaid, as the case may be. Notice of change of address may be given by any party in the same manner.

4.3	The provisions of this Agreement shall, except as otherwise provided herein, enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns and each and every person so bound shall make, execute and deliver all documents necessary to carry out this Agreement.

4.4	This Agreement hereto constitute the entire agreement between the parties with respect to the subject matter hereof and the transactions herein contemplated and replaces all previous agreements and understandings, if any, between the parties with respect to the subject matter hereof and the transaction contemplated herein.

4.5	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at 6321 PORTER ROAD, SUITE 7, SARASOTA, FL 34240 on the date indicated above.

FIRST PARTY	SECOND PARTY (CORPORATION)
Planet Resource Recovery, Inc.	Agile Vehicle Technologies Limited

/s/ Andrew Lapp	/s/ Terence Stuart Sowray
Authorized Signature	Authorized Signature

Andrew Lapp - CEO	Terence Stuart Sowray – Director
Print Name and Title	Print Name and Title

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